Exhibit 99.1

Kohlberg Capital Corporation Receives Notification of Noncompliance from NASDAQ Relating to the Timing for Filing its 2009 Annual Report on Form 10-K
NEW YORK, March 23, 2010  -- Kohlberg Capital Corporation (Nasdaq: KCAP) (the “Company”) announces that, as anticipated, the Company received a letter on March 18, 2010 from the NASDAQ Stock Market notifying it that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), Obligation to File Periodic Financial Reports, because it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission.

Previously the NASDAQ Stock Market staff (the “Staff”) had granted the Company an exception until May 17, 2010 to file its delinquent Form 10-Q for the interim period ended September 30, 2009 (the “2009 Third Quarter 10-Q”).  The Company has until April 5, 2010, to submit to NASDAQ an update to its plan to regain compliance with NASDAQ Listing Rule 5250(c)(1) with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2009.  If the Staff accepts the update to the Company's plan to regain compliance, any additional Staff exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the original due date of the 2009 Third Quarter 10-Q, or May 17, 2010.  The Company intends to submit to NASDAQ by April 5, 2010 an update to its plan to regain compliance.

The notification from NASDAQ has no effect on the listing of the Company's common stock at this time.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, the ability to complete additional CLO funds and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of any CLO fund. Such securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

SOURCE: Kohlberg Capital Corporation

CONTACT:  Kohlberg Capital Corporation
Investor Relations
Denise Rodriguez
(212) 455-8300
info@kohlbergcapital.com